Exhibit 99.(a)(13)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Select Dimensions Investment Series (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on October 31, 2006, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on May 1, 2007, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

Dated this 10th day of April, 2007.

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	April 10, 2007

To be Effective:	May 1, 2007

TO

MORGAN STANLEY SELECT DIMENSIONS INVESTMENT

SERIES

DECLARATION OF TRUST

DATED

JUNE 2, 1994

Amendment dated April 10, 2007, to the Declaration of Trust (the “Declaration”) of Morgan Stanley Select Dimensions Investment Series (the “Trust”) dated June 2, 1994.

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Balanced Growth Portfolio of the Trust to the “Balanced Portfolio,” such change to be effective on May 1, 2007;

NOW, THEREFORE:

1.               The Declaration is hereby amended so that the Balanced Growth Portfolio is hereby designated the “Balanced Portfolio.”

2.               The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.               This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 10th day of April, 2007.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee	Michael Bozic, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Kathleen A. Dennis	/s/James F. Higgins
Kathleen A. Dennis, as Trustee	James F. Higgins, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Morgan Stanley Trust
Counsel to the Independent Trustees	Harborside Financial Center, Plaza Two
1177 Avenue of the Americas	Jersey City, NJ 07311
New York, NY 10036

/s/ Dr. Manuel H. Johnson	/s/ Joseph J. Kearns
Dr. Manuel H. Johnson, as Trustee	Joseph J. Kearns, as Trustee
and not individually	and not individually
c/o Johnson Smick Group Inc.	c/o Kearns & Associates LLC
888 16th Street, N.W., Suite 740	23852 Pacific Coast Highway
Washington, D.C.	Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee	Michael E. Nugent, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Triumph Capital, L.P.
Counsel to the Independent Trustees	445 Park Avenue
1177 Avenue of the Americas	New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed	Fergus Reid, as Trustee
c/o Kramer Levin Naftalis & Frankel LLP	and not individually
Counsel to the Independent Trustees	c/o Lumelite Plastics Corporation
1177 Avenue of the Americas	85 Charles Colman Blvd.
New York, NY 10036	Pawling, NY 12564